Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-203390, 333-219442, 333-227464, and 333-291580) of our report dated March 5, 2025, with respect to the consolidated financial statements of ASML Holding N.V.

/s/ KPMG Accountants N.V.
Amstelveen, The Netherlands
February 24, 2026